UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2025
Expensify, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41043	27-0239450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 SW 5th Ave
Portland, Oregon 97204
(Address of Principal Executive Offices) (Zip Code)
(971) 365-3939
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EXFY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On July 1, 2025, Expensify, Inc. (the “Company”), as borrower, terminated its Second Amended and Restated Loan and Security Agreement, as amended, dated February 13, 2025, by and between the Company as borrower and Canadian Imperial Bank of Commerce (“CIBC”), as administrative agent, and the lenders party thereto (the “Second Amended and Restated Loan and Security Agreement”). A summary of the material features of the Second Amended and Restated Loan and Security Agreement can be found in the section entitled “Results of Operation—Liquidity and Capital Resources—Credit Facilities—Loan and Security Agreement” in the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2025, and such summary is incorporated by reference into this Item 1.02 in its entirety. At the time of termination, there were no borrowings under the revolving line of credit and no amounts drawn on the letter of credit issued under the Second Amended and Restated Loan and Security Agreement. Upon termination of the Second Amended and Restated Loan and Security Agreement, (i) all obligations of each party arising under or related to the Second Amended and Restated Loan and Security Agreement were paid in full; (ii) all related liens were released; and (iii) any collateral which was held by CIBC, securing the outstanding obligations under the Second Amended and Restated Loan and Security Agreement, was returned. There were no penalties incurred by the Company as a result of the termination.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expensify, Inc.

By:	/s/ Ryan Schaffer
Name:	Ryan Schaffer
Title:	Chief Financial Officer
Date: July 8, 2025